Exhibit 99.1

OfficeMax
263 Shuman Blvd.
Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS

NAPERVILLE, Ill., August 2, 2011 – OfficeMax® Incorporated (NYSE: OMX) today announced the results for its fiscal second quarter ended June 25, 2011. Total sales were $1,647.6 million in the second quarter of 2011, a decrease of 0.3% from the second quarter of 2010. For the second quarter of 2011, OfficeMax reported a net loss available to OfficeMax common shareholders of $3.0 million, or $0.04 per diluted share.

Ravi Saligram, President and CEO of OfficeMax, said, “We continued to experience top line softness as a result of the difficult macroeconomic environment but have made progress on gross margin initiatives. We remain focused on executing the fundamentals better, enhancing the management team and improving the operations of the business.”

Consolidated Results

(in millions, except per-share amounts)	2Q11	2Q10	YTD11	YTD10
Sales	$1,647.6	$1,653.2	$3,510.6	$3,570.4
Sales decline (from prior year period)	-0.3%		-1.7%
Gross profit	$425.1	$427.7	$899.6	$933.2
Gross profit margin	25.8%	25.9%	25.6%	26.1%
Operating income	$4.0	$28.1	$32.6	$77.5
Adjusted operating income	$17.9	$25.3	$46.5	$88.8
Adjusted operating income margin	1.1%	1.5%	1.3%	2.5%
Adjusted diluted income per common share	$0.07	$0.12	$0.20	$0.51

Adjusted operating income and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain charges and income described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Results for the second quarter of 2011 and 2010 included certain charges and income that are not considered indicative of core operating activities. Second quarter 2011 results included a $5.6 million pre-tax charge recorded in the Retail segment related to store closures; and pre-tax severance charges of $8.3 million ($8.0 million in Contract segment and $0.3 million in Retail segment) related to reorganizations in Canada, Australia, and the U.S. sales and supply chain organizations. Second quarter 2010 results included a $1.1 million pre-tax charge recorded in the Retail segment related to store closures, and pre-tax income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease.

Excluding the items described above, adjusted operating income in the second quarter of 2011 was $17.9 million, or 1.1% of sales, compared to $25.3 million, or 1.5% of sales in the second quarter of 2010. Adjusted net income available to OfficeMax common shareholders in the second quarter of 2011 was $6.0 million, or $0.07 per diluted share, compared to $10.0 million, or $0.12 per diluted share, in the second quarter of 2010.

Contract Segment Results

(in millions)	2Q11	2Q10	YTD11	YTD10
Sales	$880.3	$880.5	$1,806.0	$1,843.5
Sales decline (from prior year period)	0.0%		-2.0%
Gross profit margin	22.3%	22.7%	22.2%	22.7%
Segment income margin	2.0%	2.2%	1.5%	2.9%

Contract segment sales of $880.3 million in the second quarter of 2011 were approximately flat (a decrease of 3.5% on a local currency basis) compared to the prior year period. This decline reflected a U.S. Contract operations sales decrease of 2.6% and an international Contract operations sales increase of 5.7% in U.S. dollars (a sales decrease of 5.5% on a local currency basis). The U.S. Contract sales decline in the second quarter primarily reflects weaker sales from existing corporate accounts. Both U.S. and International Contract operations showed modest improvements in the rates of sales declines on a local currency basis compared to the prior quarter.

Contract segment gross profit margin decreased to 22.3% in the second quarter of 2011 from 22.7% in the second quarter of 2010, primarily reflecting increased delivery expense due to higher fuel costs and less favorable inventory shrinkage reserve adjustments recorded in the second quarter of 2011 when compared to the second quarter of 2010. Contract segment operating, selling and general and administrative expenses as a percentage of sales decreased to 20.3% in the second quarter of 2011 from 20.5% in the second quarter of 2010 primarily due to lower incentive compensation expense, partially offset by unfavorable benefit-related items and costs associated with growth and profitability initiatives. Contract segment income was $17.4 million, or 2.0% of sales, in the second quarter of 2011 compared to $19.4 million, or 2.2% of sales, in the second quarter of 2010.

Retail Segment Results

(in millions)	2Q11	2Q10	YTD11	YTD10
Sales	$767.3	$772.7	$1,704.6	$1,726.9
Same-store sales decrease (from prior year period)	-0.5%		-0.9%
Gross profit margin	29.9%	29.5%	29.2%	29.8%
Segment income margin	1.0%	1.8%	2.0%	3.0%

Retail segment sales decreased 0.7% to $767.3 million in the second quarter of 2011 compared to the second quarter of 2010, reflecting a same-store sales decrease of 0.5%. A decline in same-store sales in the U.S. was partially offset by stronger same-store sales in Mexico.

Retail segment gross profit margin increased to 29.9% in the second quarter of 2011 from 29.5% in the second quarter of 2010, primarily due to improved margins from customer sales in the U.S. and reduced occupancy costs, partially offset by less favorable inventory shrinkage reserve adjustments recorded in the second quarter of 2011 when compared to the second quarter of 2010. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 28.9% in the second quarter of 2011 compared with 27.7% in the second quarter of 2010 primarily due to a favorable legal settlement in second quarter of 2010, unfavorable benefit-related items in 2011, which were partially offset by lower incentive compensation expense. Retail segment income was $8.0 million, or 1.0% of sales, in the second quarter of 2011 compared to $13.9 million, or 1.8% of sales, in the second quarter of 2010.

OfficeMax ended the second quarter of 2011 with a total of 983 Retail stores, consisting of 904 Retail stores in the U.S. and 79 Retail stores in Mexico. During the second quarter of 2011, OfficeMax closed eight Retail stores in the U.S.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating, selling and general and administrative expenses was $7.5 million in the second quarter of 2011 compared to $8.0 million in the second quarter of 2010.

Balance Sheet and Cash Flow

As of June 25, 2011 OfficeMax had total debt of $274.1 million, excluding $1,470.0 million of non-recourse debt related to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees.

During the first six months of 2011, OfficeMax generated $26.7 million of cash provided by operations. OfficeMax invested $11.2 million for capital expenditures in the second quarter of 2011 compared to $19.4 million in the second quarter of 2010.

Outlook

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “Sales trends remain soft, with the July domestic total company year-over-year sales percentage decline slightly unfavorable compared to that of the second quarter. Accordingly, we continue to tightly manage expenses in this difficult environment.”

Based on these trends, OfficeMax anticipates that total company sales for the third quarter will be in line with the third quarter of 2010, including the favorable impact of foreign currency translation, and total company sales for the second half of 2011 will be slightly higher than the respective prior-year period, including the favorable impact of foreign currency translation and the benefit of the additional fiscal week in the fourth quarter. Additionally, OfficeMax anticipates that for both the third quarter and second half of 2011, the adjusted operating income margin rate will be flat to slightly higher than the respective prior-year periods.

The company’s outlook also includes the following assumptions for the full year 2011:

•	Capital expenditures of approximately $75 million, primarily related to technology, ecommerce, and infrastructure investments and upgrades

•	Depreciation & amortization of approximately $85-90 million

•	Pension expense of approximately $11 million and cash contributions to the frozen pension plans of approximately $4 million

•	Interest expense of approximately $72-75 million and interest income of approximately $42-44 million

•	An effective tax rate approximately in line with the effective tax rate in 2010

•	Cash flow from operations exceeding capital expenditures

•	A net reduction in Retail store count for the year with one store opening and up to 20 store closures in the U.S., and approximately 8-10 store openings in Mexico.

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 25, 2010, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its second quarter 2011 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by approximately 30,000 associates through direct sales, catalogs, e-commerce and nearly 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	June 25, 2011	December 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$458,292	$462,326
Receivables, net	548,923	546,885
Inventories	789,267	846,463
Deferred income taxes and receivables	101,828	99,613
Other current assets	62,226	58,999

Total current assets	1,960,536	2,014,286

Property and equipment:
Property and equipment	1,314,977	1,346,558
Accumulated depreciation	(925,107)	(949,269)

Property and equipment, net	389,870	397,289

Intangible assets, net	83,429	83,231
Timber notes receivable	899,250	899,250
Deferred income taxes	274,099	284,529
Other non-current assets	407,136	400,344

Total assets	$4,014,320	$4,078,929

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$41,611	$4,560
Accounts payable	649,017	686,106
Income taxes payable	4,084	11,055
Accrued liabilities and other	302,600	342,753

Total current liabilities	997,312	1,044,474

Long-term debt, less current portion	232,467	270,435
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	243,026	250,756
Other long-term liabilities	379,693	393,253

Total other long-term liabilities	622,719	644,009

Noncontrolling interest in joint venture	40,707	49,246

Shareholders’ equity:
Preferred stock	29,352	30,901
Common stock	215,011	212,644
Additional paid-in capital	1,003,183	986,579
Accumulated deficit	(525,266)	(533,606)
Accumulated other comprehensive loss	(71,165)	(95,753)

Total shareholders’ equity	651,115	600,765

Total liabilities and equity	$4,014,320	$4,078,929

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	June 25, 2011	June 26, 2010

Sales	$1,647,616	$1,653,173
Cost of goods sold and occupancy costs	1,222,553	1,225,439

Gross profit	425,063	427,734

Operating expenses:
Operating, selling and general and administrative expenses	407,126	402,463
Other operating expenses (income), net (a)	13,916	(2,841)

Total operating expenses	421,042	399,622

Operating income	4,021	28,112

Other income (expense):
Interest expense	(18,128)	(18,372)
Interest income	10,909	10,588
Other income (expense), net	96	(86)

	(7,123)	(7,870)

Pre-tax income (loss)	(3,102)	20,242
Income tax benefit (expense)	1,001	(7,293)

Net income (loss) attributable to OfficeMax and noncontrolling interest	(2,101)	12,949
Joint venture results attributable to noncontrolling interest	(357)	(509)

Net income (loss) attributable to OfficeMax	(2,458)	12,440

Preferred dividends	(563)	(679)

Net income (loss) available to OfficeMax common shareholders	$(3,021)	$11,761

Basic income (loss) per common share:	$(0.04)	$0.14

Diluted income (loss) per common share:	$(0.04)	$0.14

Weighted Average Shares
Basic	85,978	84,928
Diluted	85,978	86,101

(a)	The second quarters of 2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $1.1 million, respectively, which increased net loss available to OfficeMax common shareholders by $3.4 million and $0.6 million, or $0.04 and $0.01 per diluted share for 2011 and 2010, respectively. The second quarter of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item increased net loss by $5.6 million, or $0.07 per diluted share for the second quarter of 2011. Finally, the second quarter of 2010 also included income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share, for the second quarter of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Six Months Ended
	June 25, 2011	June 26, 2010

Sales	$3,510,617	$3,570,428
Cost of goods sold and occupancy costs	2,611,042	2,637,227

Gross profit	899,575	933,201

Operating expenses:
Operating, selling and general and administrative expenses	853,026	844,387
Other operating expenses, net (a)	13,916	11,348

Total operating expenses	866,942	855,735

Operating income	32,633	77,466

Other income (expense):
Interest expense	(36,895)	(36,688)
Interest income	21,929	21,204
Other income (expense), net	134	(35)

	(14,832)	(15,519)

Pre-tax income	17,801	61,947
Income tax expense	(6,669)	(22,695)

Net income attributable to OfficeMax and noncontrolling interest	11,132	39,252
Joint venture results attributable to noncontrolling interest	(1,687)	(1,364)

Net income attributable to OfficeMax	9,445	37,888

Preferred dividends	(1,100)	(1,348)

Net income available to OfficeMax common shareholders	$8,345	$36,540

Basic income per common share:	$0.10	$0.43

Diluted income per common share:	$0.10	$0.43

Weighted Average Shares
Basic	85,673	84,791
Diluted	86,774	85,968

(a)	The first six months of 2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $14.4 million, respectively, which reduced net income available to OfficeMax common shareholders by $3.4 million and $8.9 million, or $0.04 and $0.10 per diluted share for 2011 and 2010, respectively. The first six months of 2011 and 2010 also include severance charges of $8.3 million in 2011 ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations and $0.8 million in the first quarter of 2010 related to a reorganization of U.S. customer service operations. The effect of these items reduced net income by $5.6 million and $0.5 million, or $0.06 and $0.01 per diluted share for the first six months of 2011 and 2010, respectively. Finally, the first six months of 2010 also include income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share, for the first six months of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Six Months Ended
	June 25, 2011	June 26, 2010
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$11,132	$39,252
Items in net income not using cash:
Depreciation and amortization	42,555	51,938
Other	9,181	5,686
Changes in operating assets and liabilities:
Receivables	6,864	32,134
Inventory	68,337	40,949
Accounts payable and accrued liabilities	(87,788)	(110,245)
Income taxes and other	(23,630)	8,274

Cash provided by operations	26,651	67,988

Cash used for investment:
Expenditures for property and equipment	(28,192)	(28,589)
Proceeds from sale of assets	138	613

Cash used for investment	(28,054)	(27,976)

Cash used for financing:
Cash dividends paid	(1,142)	(1,348)
Changes in debt, net	(2,019)	(1,697)
Other	(3,979)	(1,379)

Cash used for financing	(7,140)	(4,424)

Effect of exchange rates on cash and cash equivalents	4,509	(955)
Increase (decrease) in cash and cash equivalents	(4,034)	34,633
Cash and cash equivalents at beginning of period	462,326	486,570

Cash and cash equivalents at end of period	$458,292	$521,203

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 25, 2011			June 26, 2010
	At Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Sales	$1,647.6	$—	$1,647.6	$1,653.2	$—	$1,653.2
Cost of goods sold and occupancy costs	1,222.5	—	1,222.5	1,225.5	—	1,225.5

Gross profit	425.1	—	425.1	427.7	—	427.7

Operating expenses:
Operating, selling and general and administrative expenses	407.2	—	407.2	402.4	—	402.4
Other operating expenses (income), net (a)	13.9	(13.9)	—	(2.8)	2.8	—

Total operating expenses	421.1	(13.9)	407.2	399.6	2.8	402.4

Operating income	4.0	13.9	17.9	28.1	(2.8)	25.3

Other income (expense):
Interest expense	(18.1)	—	(18.1)	(18.4)	—	(18.4)
Interest income	10.9	—	10.9	10.6	—	10.6
Other income (expense), net	0.1	—	0.1	(0.1)	—	(0.1)

	(7.1)	—	(7.1)	(7.9)	—	(7.9)

Pre-tax income (loss)	(3.1)	13.9	10.8	20.2	(2.8)	17.4
Income tax benefit (expense)	1.0	(4.9)	(3.9)	(7.3)	1.0	(6.3)

Net income (loss) attributable to OfficeMax and noncontrolling interest	(2.1)	9.0	6.9	12.9	(1.8)	11.1
Joint venture results attributable to noncontrolling interest	(0.3)	—	(0.3)	(0.5)	—	(0.5)

Net income (loss) attributable to OfficeMax	(2.4)	9.0	6.6	12.4	(1.8)	10.6

Preferred dividends	(0.6)	—	(0.6)	(0.6)	—	(0.6)

Net income (loss) available to OfficeMax common shareholders	$(3.0)	$9.0	$6.0	$11.8	$(1.8)	$10.0

Basic income (loss) per common share:	$(0.04)	$0.11	$0.07	$0.14	$(0.02)	$0.12

Diluted income (loss) per common share:	$(0.04)	$0.11	$0.07	$0.14	$(0.02)	$0.12

Weighted Average Shares
Basic	85,978		85,978	84,928		84,928
Diluted	85,978		86,951	86,101		86,101

(a)	The second quarters of 2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $1.1 million, respectively, which increased net loss available to OfficeMax common shareholders by $3.4 million and $0.6 million, or $0.04 and $0.01 per diluted share for 2011 and 2010, respectively. The second quarter of 2011 also included severance charges of $8.3 million ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations. The effect of this item increased net loss by $5.6 million, or $0.07 per diluted share for the second quarter of 2011. Finally, the second quarter of 2010 also included income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share, for the second quarter of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Six Months Ended
	June 25, 2011			June 26, 2010
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Sales	$3,510.6	$—	$3,510.6	$3,570.4	$—	$3,570.4
Cost of goods sold and occupancy costs	2,611.0	—	2,611.0	2,637.2	—	2,637.2

Gross profit	899.6	—	899.6	933.2	—	933.2

Operating expenses:
Operating, selling and general and administrative expenses	853.1	—	853.1	844.4	—	844.4
Other operating expenses, net (a)	13.9	(13.9)	—	11.3	(11.3)	—

Total operating expenses	867.0	(13.9)	853.1	855.7	(11.3)	844.4

Operating income	32.6	13.9	46.5	77.5	11.3	88.8

Other income (expense):
Interest expense	(36.9)	—	(36.9)	(36.7)	—	(36.7)
Interest income	21.9	—	21.9	21.2	—	21.2
Other income (expense), net	0.2	—	0.2	(0.1)	—	(0.1)

	(14.8)	—	(14.8)	(15.6)	—	(15.6)

Pre-tax income	17.8	13.9	31.7	61.9	11.3	73.2
Income tax expense	(6.7)	(4.9)	(11.6)	(22.7)	(4.3)	(27.0)

Net income attributable to OfficeMax and noncontrolling interest	11.1	9.0	20.1	39.2	7.0	46.2
Joint venture results attributable to noncontrolling interest	(1.7)	—	(1.7)	(1.4)		(1.4)

Net income attributable to OfficeMax	9.4	9.0	18.4	37.8	7.0	44.8

Preferred dividends	(1.1)	—	(1.1)	(1.3)	—	(1.3)

Net income available to OfficeMax common shareholders	$8.3	$9.0	$17.3	$36.5	$7.0	$43.5

Basic income per common share:	$0.10	$0.10	$0.20	$0.43	$0.08	$0.51

Diluted income per common share:	$0.10	$0.10	$0.20	$0.43	$0.08	$0.51

Weighted Average Shares
Basic	85,673		85,673	84,791		84,791
Diluted	86,774		86,774	85,968		85,968

(a)	The first six months of 2011 and 2010 include charges recorded in our Retail segment related to store closures in the U.S. of $5.6 million and $14.4 million, respectively, which reduced net income available to OfficeMax common shareholders by $3.4 million and $8.9 million, or $0.04 and $0.10 per diluted share for 2011 and 2010, respectively. The first six months of 2011 and 2010 also include severance charges of $8.3 million in 2011 ($8.0 million in Contract and $0.3 million in Retail) related to reorganizations in Canada, Australia and the U.S. sales and supply chain organizations and $0.8 million in the first quarter of 2010 related to a reorganization of U.S. customer service operations. The effect of these items reduced net income by $5.6 million and $0.5 million, or $0.06 and $0.01 per diluted share for the first six months of 2011 and 2010, respectively. Finally, the first six months of 2010 also include income of $3.9 million related to the adjustment of a reserve associated with our legacy building materials manufacturing facility near Elma, Washington due to an agreement with the lessor to terminate the lease. This item increased net income by $2.4 million, or $0.03 per diluted share, for the first six months of 2010.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 25, 2011		June 26, 2010

Sales	$880.3		$880.5

Gross profit	195.9	22.3%	199.9	22.7%
Operating, selling and general and administrative expenses	178.5	20.3%	180.5	20.5%

Segment income	$17.4	2.0%	$19.4	2.2%

Other operating expenses	8.0	0.9%	—	0.0%

Operating income	$9.4	1.1%	$19.4	2.2%

	Six Months Ended
	June 25, 2011		June 26, 2010

Sales	$1,806.0		$1,843.5

Gross profit	401.4	22.2%	418.3	22.7%
Operating, selling and general and administrative expenses	375.0	20.7%	365.2	19.8%

Segment income	$26.4	1.5%	$53.1	2.9%

Other operating expenses	8.0	0.5%	0.8	0.1%

Operating income	$18.4	1.0%	$52.3	2.8%

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	June 25, 2011		June 26, 2010
Sales	$767.3		$772.7

Gross profit	229.2	29.9%	227.8	29.5%
Operating, selling and general and administrative expenses	221.2	28.9%	213.9	27.7%

Segment income	$8.0	1.0%	$13.9	1.8%

Other operating expenses	5.9	0.7%	1.1	0.1%

Operating income	$2.1	0.3%	$12.8	1.7%

	Six Months Ended
	June 25, 2011		June 26, 2010

Sales	$1,704.6		$1,726.9

Gross profit	498.2	29.2%	514.9	29.8%
Operating, selling and general and administrative expenses	464.6	27.2%	462.3	26.8%

Segment income	$33.6	2.0%	$52.6	3.0%

Other operating expenses	5.9	0.4%	14.4	0.8%

Operating income	$27.7	1.6%	$38.2	2.2%

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure and adjustments, and asset impairments. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the second quarter and first six months of 2011 and 2010.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.